Exhibit n

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Nuveen Short Duration Credit Opportunities Fund:

We consent to the use of our report dated September 29, 2015 with respect to the financial statements of Nuveen Short Duration Credit Opportunities Fund, included herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Prospectus and in the Statement of Additional Information filed on form N-2.

/s/ KPMG LLP

October 9, 2015

Chicago, Illinois